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                                                                   EXHIBIT 23.13


                   CONSENT OF LEVINE, HUGHES & MITHUEN, INC.

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of AccuStaff Incorporated of our report dated April 18, 1996 relating to the consolidated financial statements of Daedalian Group, Inc. and Subsidiaries, which are contained in the Current Report on Form 8-K dated August 28, 1996, of Career Horizons, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              /s/ Levine Hughes & Mithuen, Inc.
                                              --------------------------------
                                                  Levine Hughes & Mithuen, Inc.



Englewood, Colorado
December 23, 1996